EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-3 of Watsco, Inc. of our report on our audit of the financial statements of Three States Supply Company, Inc. We also consent to the reference to our firm under the caption 'Experts.'

RHEA & IVY, P.L.C.

Memphis, Tennessee
March 4, 1996